Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 7, 2021 with respect to the consolidated financial statements of Redwood Intermediate, LLC and Subsidiaries contained in the Final Prospectus, filed on December 1, 2021, relating to the Registration Statement on a Form S-1 (File No. 333-261428), which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

/s/ GRANT THORNTON LLP

Chicago, Illinois

December 27, 2021